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                                                                 Exhibit 3.2(a)


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         COASTAL COMMUNITY GROUP, INC.

===============================================================================



                                   ARTICLE I

                                BUSINESS OFFICES

           SECTION 1.1. The Corporation shall have such offices, within or without the State of Florida, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                    REGISTERED OFFICES AND REGISTERED AGENT

           SECTION 2.1. FLORIDA. The address of the initial registered office in the State of Florida and the name of the initial registered agent of the Corporation at such address are set forth in the Articles of Incorporation. The Board of Directors of the Corporation may from time to time designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that such designation shall become effective upon the filing of a statement of such change with the Department of State of the State of Florida as is required by law.

           SECTION 2.2. OTHER STATES. In the event the Corporation desires to qualify to do business in one or more states other than Florida, the Board of Directors of the Corporation shall designate the location of the registered office in each such state and designate the registered agent for service of process at such address in the manner provided by the law of the state in which the Corporation elects to be qualified.

                                  ARTICLE III

                             SHAREHOLDERS' MEETING

           SECTION 3.1. PLACE OF MEETINGS. All meetings of the shareholders of the Corporation shall be held at such place within or without the State of Florida as shall be designated from time to time in the notice of such meeting or in a duly executed waiver of notice thereof.



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           SECTION 3.2. ANNUAL MEETING. An annual meeting of the shareholders of the Corporation shall be held within 120 days of the close of the fiscal year or thereafter, as determined by the Board of Directors. The shareholders entitled to vote at such a meeting shall elect the directors and shall transact such other business as may properly be brought before the meeting.

           SECTION 3.3. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called, for any purpose or purposes permitted by law, by the Board of Directors on its own initiative and shall be called by the Board of Directors upon written request by the Chairman of the Board, if there be one, the President of the Corporation, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting which request shall be delivered to the Secretary and shall state the purpose of such meeting. The call for the meeting shall be issued by the Secretary.

           SECTION 3.4. NOTICE. Written notice stating the place, day, and hour of every meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail by the Secretary to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

           SECTION 3.5. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the new record date shall be given, as provided in Section 4 of this Article III, to each shareholder of record entitled to vote at such meeting.

           SECTION 3.6. WAIVER OF NOTICE. Whenever notice is required to be given to any shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in the written waiver of notice.

           SECTION 3.7. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide



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that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

           In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

           If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

           When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

           SECTION 3.8. RECORD OF SHAREHOLDERS HAVING VOTING RIGHTS.

           (1) If the Corporation shall have more than five shareholders, the officers or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. If the requirements of this section have not been substantially complied with, the meeting, on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

           (2) If the Corporation shall have less than six shareholders, the books of record of shareholders shall be made available to any shareholder at any annual or special meeting of the shareholders, upon the request of any shareholder. If the books of record shall not be made available to the shareholder requesting them at the meeting where the request is made, the meeting, on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.



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           SECTION 3.9. SHAREHOLDER QUORUM. The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes to which all shareholders are entitled to cast shall constitute a quorum for such meeting. Treasury shares shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. When a specified item of business is required to be voted on by any class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

           SECTION 3.10. VOTING OF SHARES. If a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one for which, by express provision of the law or of the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

           Except as may be otherwise provided in the Articles of Incorporation, every shareholder of record shall have the right, at every shareholders' meeting, to one vote for every share, and to a fraction of a vote equal to every fractional share, of stock of the Corporation standing in his name on the books of the Corporation. A shareholder may vote either in person or by proxy. Treasury shares shall not be voted, directly or indirectly, at any meeting of shareholders.

           At each election for directors, every shareholder entitled to vote shall have the right to vote the number of shares owned by him, for as many persons as there are directors to be elected at that time and for whose election he has a right to vote or, if cumulative voting is authorized by the Articles of Incorporation, to accumulate his votes by giving one candidate a number of votes equal to the number of directors to be elected at that time multiplied by the number of his votes, or distribute such number of votes among any number of candidates.

           Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into the name of such person.

           Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of shares into the name of such trustee. Shares standing in the name of a receiver and shares held by or under the control of a receiver, may be voted by such receiver without the transfer thereof into the name of the receiver, if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

           A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or the nominee of the pledgee shall be entitled to vote the shares so transferred.



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           SECTION 3.11. PROXIES. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting, or a shareholders' duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy in accordance with applicable laws.

           Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

           If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

           SECTION 3.12. VOTING TRUSTS. One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interest in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation's principal office. After filing a copy of the list and agreement in the Corporation's principal office, such copies shall be open to inspection by any shareholder of the Corporation, subject to the requirements of the Act, or to any beneficiary of the trust under the agreement during business hours. The trustee must also deliver a copy of each extension of the voting trust agreement, and a list of beneficial owners under such extended agreement, to the Corporation's principal office.

           SECTION 3.13. SHAREHOLDERS' AGREEMENTS. Two or more shareholders may provide for the manner in which they will vote their shares, and provide for such other matters as are permitted by the Act, by signing an agreement for that purpose and delivering copies of such agreement to the Corporation's principal office. After filing a copy of the agreement in the Corporation's principal office, such copies shall be open to inspection by any shareholder of the Corporation, subject to the requirements of the Act, or by any party to the agreement during business hours.

           SECTION 3.14. ACTION BY SHAREHOLDERS WITHOUT A MEETING.

           (1) Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that



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would be necessary to authorize or take such action at a meeting at which all shares entitled a vote thereon were present and voted. If shares are entitled to be voted by class and if any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

           (2) Within 10 days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action is a merger, consolidation, or sale or exchange of assets for which dissenters' rights are provided under Chapter 607 of the Florida Statutes, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of such Chapter regarding the rights of dissenting shareholders.

                                   ARTICLE IV

                                   DIRECTORS

           SECTION 4.1. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as may be otherwise provided in the Act or the Articles of Incorporation. If any such provision is made in the Articles of Incorporation, the powers and duties conferred or imposed upon the Board of Directors by the Act shall be exercised or performed to such extent and by such person or persons as shall be provided in the Articles of Incorporation.

           A director shall perform his duties as director, including duties as a member of any committee of the Board upon which a director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other data, in each case prepared by:

                    (1) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented,

                    (2) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

                    (3) a committee of the Board upon which the director does not serve, duly designated in accordance with provisions of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.



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           A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause such reliance described in the preceding subsection to be unwarranted.

           A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Corporation.

           A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless the director votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

           SECTION 4.2. QUALIFICATION. Directors need not be residents of the State of Florida or shareholders of the Corporation.

           SECTION 4.3. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors unless otherwise provided in the Articles of Incorporation.

           SECTION 4.4. NUMBER. The Board of Directors of the Corporation shall consist of five (5) directors. The number of directors may be increased or decreased from time to time by an amendment to these Bylaws and in accordance with Section 4.5, but shall never be less than one. No decrease shall have the effect of shortening the terms of any incumbent director.

           SECTION 4.5. ELECTION AND TERM. The Board of Directors shall be divided into three classes, Class I, Class II and Class III. The number of directors elected to each class shall be as nearly equal in number as possible. The Board shall designate initially which of the current directors shall serve in each of the classes. Each director in Class I shall serve an initial term to expire at the annual meeting next ensuing, each director in Class II shall serve an initial term to expire one (1) year thereafter and each director in Class III shall serve an initial term to expire two (2) years thereafter, in each case and until his or her successor is duly elected and qualified or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each class of directors, the directors of each class shall be elected, except as provided in Section 4.7 of this Article, at the annual meeting of the shareholders, for a term of three
(3) years and to serve until their successors are duly elected and qualified or until their earlier resignation, death or removal from office. The Board, by the vote of a majority of the full Board, may in any year between annual meetings of shareholders increase the membership of the Board by not more than two (2) members, and by like vote, appoint qualified persons to fill the vacancies created thereby and designate the class in which they shall serve.

           SECTION 4.6. REMOVAL OF DIRECTORS. Any director, or the entire Board of Directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose, as provided by the Act.



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           SECTION 4.7. VACANCIES. Any vacancy occurring in the Board of
Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirma tive vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of the applicable class of directors by the shareholders.

           SECTION 4.8. QUORUM AND VOTING. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

           SECTION 4.9. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each committee to consist of two or more directors. The Board may designate as alternate members of any committee one or more directors who may replace any absent or disqualified member at any meeting of the committee.

           The executive committee or other committee shall have and exercise all of the authority of the Board to the extent provided in the resolution designating the committee, except that no such committee of the Board shall have the authority of the Board to:

                    (1) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

                    (2) designate candidates for office of director, for purposes of proxy solicitation or otherwise;

                    (3) fill vacancies on the Board of Directors or any committee thereof;

                    (4) amend these Bylaws;

                    (5) authorize or approve the re-acquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

                    (6) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, unless pursuant to a general formula or method specified by the Board of Directors, within specifications authorized by law.

           A majority of the directors in office designated to a committee, or directors designated to replace them as provided in this section, shall be present at each meeting to constitute a quorum for the transaction of business and the acts of a majority of the directors in office designated to a committee or their replacements shall be the acts of the committee.



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           Each committee shall keep regular minutes of its proceedings and report such proceedings periodically to the Board of Directors.

           SECTION 4.10. ORGANIZATION. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or in the absence of the Chairman of the Board, the President of the Corporation, or a chairman chosen by a majority of the directors present, shall preside, and the Secretary or any person appointed by the chairman of the meeting shall serve as secretary.

           SECTION 4.11. PLACE OF MEETINGS. Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

           SECTION 4.12. TIME, NOTICE AND CALL OF MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of shareholders each year, and regular or special meetings may be held at such times thereafter as the Board of Directors may fix, and at such other times as may be called by the Chairman of the Board, if there be one, the President of the Corporation or any two directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram, or cablegram at least two days before the meeting, or by notice mailed to each director at least five days before the meeting.

           Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

           Members of the Board of Directors may participate in a meeting of such Board by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

           SECTION 4.13. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, and is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

           SECTION 4.14. DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or



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directors are present at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

           (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

           (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

           (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee or the shareholders.

           Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE V

                                    OFFICERS

           SECTION 5.1. OFFICERS. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and such other officers and agents as may be deemed necessary by the Board of Directors. All officers and agents of the Corporation shall be elected by the Board of Directors in accordance with the provisions of this Article V. One person may hold more than one office. Officers may but need not be directors or shareholders of the Corporation. The Board of Directors may elect from among the members of the Board a Chairman of the Board who, if elected, shall be an officer of the Corporation. Failure to elect such officers shall not affect the existence of the Corporation

           SECTION 5.2. ELECTION AND TERM OF OFFICE. Except as otherwise specified in this Article V, the officers of the Corporation shall be elected annually by the Board of Directors to hold office until the next annual organizational meeting of directors and until a successor shall have been duly elected and qualified, or until his death, resignation or removal.

           SECTION 5.3. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The Board of Directors may from time to time elect such officers and appoint such committees, employees or other agents as the Board deems the business of the Corporation may require, to hold office for such



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period, have such authority, and perform such duties as are provided in these
Bylaws, or as the Board of Directors may delegate.

           SECTION 5.4. DUTIES. The officers of the Corporation shall have the following duties:

                    (a) CHAIRMAN OF THE BOARD. The Chairman of the Board, if elected, shall be the chief executive officer of the Corporation and shall have general powers of supervision, direction, and control over the business and operations of the Corporation, subject to the authority of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may from time to time be requested of him by the Board of Directors.

                    (b) PRESIDENT. The President shall be the chief operating officer of the Corporation, and shall have general supervision, direction and control over the business and operations of the Corporation, subject however, to the authority of the Chairman of the Board and the Board of Directors. If the Board of Directors fails to elect a Chairman of the Board, then the President shall also be the chief executive officer of the Corporation. He shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Chairman of the Board and Board of Directors.

                    (c) VICE PRESIDENTS. The Vice Presidents shall perform whatever duties and have whatever powers as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, or the President. If more than one Vice President is elected, one thereof shall be designated Executive Vice President and shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and each of the other Vice Presidents shall only perform whatever duties and have whatever powers as the Board of Directors may from time to time assign him.

                    (d) SECRETARY. The Secretary shall attend all meetings of the Board of Directors and committees thereof and shall record the time and place of holding of such meeting, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or the number of shares present or represented at shareholders' meetings in books to be kept for that purpose; shall see to it that notices are given and all of the corporate records and reports are properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President.



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                    (e) TREASURER. The Treasurer shall have or provide for the custody of all corporate funds or other property of the Corporation and shall keep a separate book account of the same to his credit as Treasurer; shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including, but not limited to, accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital-surplus and shares; shall collect and receive or provide for the collection and receipt of monies earned by or in any manner due to or received by the Corporation; shall deposit all funds in his custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an accounting showing his transactions as Treasurer and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President. The Books of account shall be open at all reasonable times to inspection by any director.

           SECTION 5.5. COMPENSATION. The compensation of the President, Secretary, Treasurer, and such other officers elected or appointed by the Board of Directors shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board. The fact that an officer is also a director shall not preclude such person from receiving compensation as either a director or an officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation. The President shall have authority to fix the salaries of all employees of the Corporation other than officers elected or appointed by the Board of Directors.

           SECTION 5.6. RESIGNATION. Any officer or agent may resign at any time by giving written notice of resignation to the Board of Directors or to the President or the Secretary of the Corporation. Any such resignation shall take effect on the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

           SECTION 5.7. REMOVAL. Any officer, committee member or agent elected or appointed by the Board of Directors may be removed, either for or without cause, by the Board or other authority which elected or appointed such officer, committee member or agent, whenever in its judgment the best interests of the Corporation will be served thereby.

           SECTION 5.8. VACANCIES. Any vacancy, however occurring, in any office may be filled by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of such term.



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



                                   ARTICLE VI

                               SHARE CERTIFICATES

           SECTION 6.1. AUTHORIZED ISSUANCE. The Corporation may issue the shares authorized by its Articles of Incorporation and none other. Shares may be issued only pursuant to a resolution adopted by the Board of Directors. No shares may be validly issued or transferred in violation of any provision of these Bylaws or in violation of any agreement respecting the issuance or transfer of shares to which the Corporation is a party.

           SECTION 6.2. ISSUANCE. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

           SECTION 6.3. SIGNATURES. Certificates representing shares in the Corporation shall be signed by the Chairman of the Board, if there be one, or by the President or a Vice President and the Secretary or an assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the Chairman of the Board, President or Vice President and the Secretary or assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In the event any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. Certificates representing shares of the Corporation shall be in such form as specified under Section 4 of this Article VI. The share record books and the blank share Certificate books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose. Every certificate exchanged or returned to the Corporation shall be marked "CANCELLED", with the date of cancellation.

           SECTION 6.4. FORM. Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of Florida; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Each certificate shall otherwise comply in all respects with the requirements of law.

           SECTION 6.5. TRANSFER OF SHARES. The Corporation shall register a share certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney; provided, however, that the Corporation or its transfer agent may require the signature of such person to be guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.



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



           SECTION 6.6. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize a person is registered on its books in whose name any shares of the Corporation are registered as the absolute owner thereof with the exclusive rights to receive dividends, and to vote such shares as owner.

           SECTION 6.7. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation may issue a new share certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

                                  ARTICLE VII

            ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

           Unless otherwise directed by the Board of Directors, the President or a designee of the President shall have the power to vote and to otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders on, or with respect to, any action of shareholders of any other corporation in which the Corporation may hold securities, and to otherwise exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in other corporations.

                                  ARTICLE VIII

                               BOOKS AND RECORDS

           SECTION 8.1. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its shareholders, Board of Directors, and committees of directors.

           The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class, and series, if any, of the shares held by each.

           Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

           SECTION 8.2. SHAREHOLDERS' INSPECTION RIGHTS. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to inspect and copy, in person or by agent or attorney, during regular business hours, for any proper purpose, any of the records of the Corporation described in Section 607.1601(5), Fla. Stat. (1997).


           SECTION 8.3. FINANCIAL INFORMATION. Unless modified by a resolution of the shareholders, not later than four (4) months after the close of each fiscal year the Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

           Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

           The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this state, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                   ARTICLE IX

                                 DISTRIBUTIONS

           The Board of Directors of the Corporation may, from time to time, declare and the Corporation may make distributions as permitted by law on its shares in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent.

                                   ARTICLE X

             INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

           SECTION 10.1. INDEMNIFICATION OF OFFICERS AND DIRECTORS. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission, shall be and is hereby indemnified and held harmless by the Corporation to the fullest extent provided, authorized, allowed, or not prohibited by the Florida Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all claims, judgments, expenses, costs, liabilities and losses including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement, reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in
Section 4 of this Article X with respect to proceedings to enforce rights to indemnification, the Corporation shall and does hereby indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

           SECTION 10.2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Board of Directors of the Corporation may, in its discretion, indemnify and hold harmless any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as an employee or agent or in any other capacity while serving as an employee or agent, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission, to the fullest extent provided, authorized, allowed, or not prohibited by the Florida Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all claims, judgments, expenses, costs, liabilities and losses including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement, reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be an employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 4 hereof with respect to proceedings to enforce rights to indemnification, the Board of Directors of the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

           SECTION 10.3. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 1 of this Article X shall include the right to be paid, repaid or advanced by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is, may be or may become, applicable in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that, if the Florida Business Corporation Act requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this
Article X, by law, contract or otherwise.

           SECTION 10.4. RIGHT OF ENFORCEMENT OF INDEMNITEE. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 3 of this Article X shall be deemed to constitute contract rights. If a claim under Sections 1 and 3 of this Article X is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense and cost (including attorneys' fees) of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) the Corporation shall have a full defense to such suit if upon Final Adjudication it is found that the Indemnitee has not met the applicable standard for indemnification set forth in the Florida Business Corporation Act. Likewise, in any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover its expenses and costs (including attorneys' fees) upon a Final Adjudication that the Indemnitee has not met the applicable standard for indemnification set forth in the Florida Business Corporation Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard for indemnification, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met the applicable standard for indemnification, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, whether under this Article X, by statute, law, contract or otherwise, shall be on the Corporation.

           SECTION 10.5. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the reimbursement or Advancement of Expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute or law, the Corporation's Articles of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

           SECTION 10.6. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, cost, claim, judgment, penalty, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, cost, claim, judgment, penalty, liability or loss under the Florida Business Corporation Act or otherwise.

           SECTION 10.7. APPLICABLE LAW. Any person entitled to be indemnified or to the reimbursement or Advancement of Expenses as a matter of right pursuant to this Article X may elect to have the right to indemnification (or Advancement of Expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent provided or authorized by law, or on the basis of the applicable law in effect at the time indemnification is sought.

           SECTION 10.8. CONTRACT RIGHTS. The rights to indemnification and to the reimbursement or Advancement of Expenses conferred in this Article X shall:
(i) be deemed to constitute contract rights pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer (notwithstanding the existence or non-existence of any separate written contract); (ii) be intended to be, and shall be, retroactive and shall be available with respect to events occurring prior to the adoption hereof; (iii) continue to exist after the rescission or restrictive modification or amendment hereof with respect to events occurring prior thereto; and (iv) continue after any termination of position or employment, whether or not for cause, as to all claims made with respect to the period during which the claimant was a director or officer.

           SECTION 10.9. FURTHER IMPLEMENTATION. If this Article X or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to all expenses (including attorneys' fees), judgments, fines, penalties, liabilities, claims and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, legislative, investigative or administrative, including, without limitation, any grand jury proceeding and any action, suit or proceeding by or in the right of the Corporation, to the fullest extent permitted, allowed, authorized or not prohibited by any applicable portion of this Article X that shall not have been invalidated by the laws of the State of Florida or by any other applicable law or contract. The Board of Directors may also, in its discretion, indemnify employees and agents of the Corporation as to all expenses (including attorneys' fees), judgments, fines, penalties, liabilities, claims and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, legislative, investigative or administrative, including, without limitation, any grand jury proceeding and any action, suit or proceeding by or in the right of the Corporation, to the fullest extent permitted, allowed, authorized or not prohibited by any applicable portion of this Article that shall not have been invalidated by the laws of the State of Florida or by any other applicable law or contract.

                                   ARTICLE XI

                                 CORPORATE SEAL

           The Board of Directors shall provide a corporate seal which shall have the name of the Corporation inscribed thereon, and may be facsimile, engraved, printed, or an impression seal. The seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the words "Seal" and "Florida" and the year of incorporation.

                                  ARTICLE XII

                                   AMENDMENT

           These Bylaws may be amended or repealed, and new bylaws may be adopted, by either the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the Board of Directors.


Adopted:  May 6, 1999


/s/ HANS C. MUELLER
---------------------------
HANS C. MUELLER, President